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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                        Syncronys Alternative Energy, Inc
                          (Formerly Syncronys Softcorp)
                         -------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset, as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
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                       Syncronys Alternative Energy, Inc.
                            4990 Highway 22, Suite E
                              Mandeville, LA 70471

                              INFORMATION STATEMENT
Introduction

      This is not a request to shareholders for A Proxy and shareholders are not requested to send the Company a proxy. This is an Information Statement that is being mailed on or about August 22, 2007 to all stockholders of record on July 31, 2007.

General

      This Information Statement is being furnished by Syncronys Alternative Energy, Inc. (the "Company") pursuant to Section 14(c) of the Securities Exchange Act of 1934 and Rule 14c-1 there under, to announce the amendment of the Company's Articles of Incorporation to (a) increase the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 and (b) to change the name of the Company to Syncronys Alternative Energy, Inc.

Amendment to Articles of Incorporation

      The Board of Directors has approved and the Stockholders owning a majority of the outstanding shares of common stock of the Company on July 20, 2007 have approved an amendment to the Company's Articles of Incorporation to (a) increase the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares; (b) to change the name of the Company to Syncronys Alternative Energy, Inc.; (c) To change the authorization of preferred shares from none to 10,000,000 shares and the change the par value of the preferred and common shares to $.0001 per share. The Company has filed an amendment to its Articles of Incorporation to effect the changes and the filing was approved on July 27, 2007, 7 days after this Information Statement was approved by the majority vote of Stockholders.

      The Company acquired 100% of the outstanding shares of Lectric Power Products, Inc. and Public Gas Company, Inc. and agreed to issue 299,852,584 shares for the acquisition price as reported in its Form 8-K filed with the SEC on August 20, 2007. The Company changed it name to Syncronys Alternative Energy, Inc. to reflect the Company's new business venture into the sale of alternative energy products and services.

Reasons for and Effect of the Amendment for the increase of the authorized but un-issued shares of the Company

      The amendment will allow the Company to issue additional shares of common stock for the current acquisition and to be able to convert the shares of preferred stock of the Company as may be necessary in the future in order to provide the potential for growth and profit to the Company through financings, acquisitions or other strategic transactions and to provide equity incentives to employees, officers and directors. The amendment will not immediately result in any changes to the issued and outstanding shares of common and preferred stock of the Company and will only affect the number of shares that may be issued by the Company in the future. Future issuances of additional shares of common or preferred stock, whether pursuant to an acquisition or other corporate transaction, would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. The availability for issuance of additional shares of Common Stock could discourage or make more difficult efforts to obtain control of the Company.

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Effective Date of Transaction

      Management filed the Amendment to the Company's Articles of Incorporation to reflect the increase in authorized shares and the name change and it was approved by the Nevada Secretary of State on July 27, 2007. The Board of Directors vote is effective as of July 2, 2007.

Voting Securities

      There were 74,963,146 shares of the Company's common stock outstanding as of July 2, 2007. The company agreed to issue 299,852,584 shares to complete the acquisition that was effective on July 2, 2007. The Company has no other securities outstanding but has authorized the issuance of 10,000,000 shares of Preferred Stock. Pursuant to the acquisition of Lectric Power Products, Inc. and Public Gas Company, Inc. (the acquisitions, as reported in the Form 8-K filed by the Company on August 20, 2007) this transaction brought the total number of shares outstanding after the acquisition to 374,815,730 shares. A total of 44,050,000 shares (59%)of the Company's pre-acquisition common stock, representing more than the requisite 50% pursuant to Nevada General Corporate Law of the outstanding shares of common stock, approved the amendment to the Articles of Incorporation to increase the number of authorized shares and change the name of the Company.

Description of Securities

      The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in its entirety.

Common Stock

      After the amendment, we will be authorized to issue 500,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $.0001. As of July 27, 2007 there were 374,815,730 shares of common stock issued and outstanding that is held by approximately 385 stockholders of record.

      Each share of our common stock entitles the stockholder to one vote, either in person or by proxy, at meetings of the stockholders. The stockholders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The vote of the stockholders of a majority of the issued and outstanding shares of common stock is sufficient to make certain fundamental corporate changes such as liquidation, reorganization, Merger or an amendment to our Articles of Incorporation and to authorize, affirm, ratify or consent to these acts or action, subject to the provisions of Nevada law.

      Stockholders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the stockholders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

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Preferred Stock

      The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.0001, of which no shares are currently issued. The Board of Directors has set the voting powers at 1 vote for each 1 Preferred Share.

Dividend Policy

      Stockholders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available. We have not paid any dividends on earnings since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends on earnings will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Dissenters Rights

      No stockholders of the Company have dissenter's rights regarding the amendment to the Articles of Incorporation.

Other Information

      We file periodic reports, proxy statements and other documents with the Securities and Exchange Commission. You may obtain a copy of these reports by accessing the Securities and Exchange Commission's website at http://www.sec.gov.


Syncronys Alternative Energy, Inc.
By Order of the Board of Directors
August 22, 2007


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